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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 2, 2000

                               PIVOTAL CORPORATION
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


                            British Columbia, Canada
                            ------------------------
                 (State or Other Jurisdiction of Incorporation)


           000-26867                               Not Applicable
           ---------                               --------------
   (Commission File Number)               (IRS Employer Identification No.)


                            300 - 224 West Esplanade
                      North Vancouver, B.C., Canada V7M 3M6
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code  (604) 988-9982


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On June 2, 2000, Pivotal Corporation acquired 100 percent of the issued and outstanding shares of Exactium Ltd., a provider of eSelling solutions optimized for Internet and Microsoft standards, based in Atlanta, Georgia. Under the terms of the Stock Purchase Agreement dated April 12, 2000, a copy of which is attached hereto as Exhibit 2.1, Pivotal Corporation paid approximately US$43.0 million for all shares of Exactium Ltd. Pivotal Corporation issued approximately 1.1 million of its common shares and paid approximately US$12 million from working capital to former shareholders of Exactium Ltd. The transaction will be accounted under the purchase method of accounting.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of Business Acquired

        The financial information required by this item will be filed by amendment within 60 days of June 17, 2000.

    (b) Pro Forma Financial Information

        The financial information required by this item will be filed by amendment within 60 days of June 17, 2000.

    (c) Exhibits

        2.1 Stock Purchase Agreement among Pivotal Corporation and Industrial & Financial Systems AB and Eli Barak, Alon Hod and Tony Topaz Concerning all of the Shares of Exactium, Ltd. dated April 11, 2000


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       PIVOTAL CORPORATION



Date: June 19, 2000                    By  /s/ VINCENT D. MIFSUD
                                           -------------------------------------
                                               Vincent D. Mifsud
                                               Chief Financial Officer and
                                               Vice President, Operations




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                                  Exhibit Index


Exhibit
Number      Exhibit                                                             Page
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
2.1         Stock Purchase Agreement among Pivotal Corporation and Industrial
            & Financial Systems AB and Eli Barak, Alon Hod and Tony Topaz
            Concerning all of the Shares of Exactium, Ltd. dated
            April 11, 2000